ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is made effective as of March 20, 1997, by and among the named persons set forth on Schedule 1 attached hereto (the "Shareholders"), NET RADIO CORPORATION, a Minnesota corporation and wholly owned subsidiary of Navarre Corporation ("NRC"), NAVARRE CORPORATION, a Minnesota corporation ("Navarre") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Escrow Agent").

                                   RECITALS:

A. Navarre, NRC, the Shareholders and Net Radio Corporation, a Nevada corporation ("Net Radio") entered into that certain Agreement and Plan of Reorganization, dated as of March 7, 1997, (the "Merger Agreement"), which provides for the merger of Net Radio and NRC with NRC being the surviving entity.

B. Pursuant to the Merger Agreement, Navarre has deposited 105,000 shares of Navarre's stock, registered in the Escrow Agent's nominee name "EMSEG & CO" representing the consideration given to the Shareholders under the terms of the Merger Agreement with the Escrow Agent ("Escrow Account"), who has agreed to act as escrow agent with respect to the Escrow Account pursuant to the terms of this Agreement.

C. The parties desire to appoint the Escrow Agent (the "Escrow Agent") to act on their behalf with respect to the matters contained in this Agreement.

                                  AGREEMENTS:

IN CONSIDERATION for the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. ESCROW ACCOUNT.

       a. Appointment and Acceptance of the Escrow Agent. The Escrow Agent is hereby appointed by the parties as escrow agent to act in accordance with the instructions set forth herein. The Escrow Agent hereby accepts such appointment.

       b. Effective Date. This Agreement shall be effective as of March 20, 1997.

       c. Term of Escrow. This Agreement shall terminate upon the earlier of
       (i) the date all of the assets in the Escrow Account have been disbursed as provided herein, (ii) the date on which Robert Griggs, the appointed representative of the Shareholders (the "Representative"), Navarre and NRC agree to terminate this Agreement, or (iii) May 31, 1999 (unless extended by mutual agreement of the Shareholders, Navarre and NRC).

       d. Duty to Hold Escrow Account. Escrow Agent shall hold the Escrow Account and any proceeds thereof and shall disburse all or part of such funds only as instructed in accordance with Section 3.

2. NOTICE OF CLAIMS. Navarre and/or NRC (referred to hereinafter collectively or individually, as applicable, as the "Indemnified Party") shall promptly deliver written notice to the Escrow Agent of any claims by the Indemnified Party for indemnification from the Company and the Shareholders under the terms of the Merger Agreement. The Escrow Agent shall in turn notify the Representative of any claims made or notices delivered by the Indemnified Party pursuant to this Agreement and, if the Shareholders desire to contest any claim by the Indemnified Party for indemnification hereunder, the Representative must notify the Indemnified Party and Escrow Agent within 15 days of receipt of notice from the Escrow Agent.

3. DISPOSITION OF ESCROW ACCOUNT. The Escrow Account, and any proceeds thereof earned thereon, shall be dispersed in one or more installments as follows:

       a. Undisputed Claims. If the Shareholders do not contest the Indemnified Party's claim(s) for indemnification, the Shareholders shall have 30 days to pay the Indemnified Party the amount of the claim in cash. If full payment is not made within such 30 day period, the Escrow Agent shall immediately sell a sufficient amount of the stock contained in the Escrow Account to pay such claim and shall disperse to the Indemnified Party the lesser of (i) the balance of the Escrow Account and any proceeds thereof, or (ii) the amount of such claim;

       b. Disputed Claims. If the Shareholders contest any request by the Indemnified Party for indemnification, upon a final award or judgment in favor of the Indemnified Party issued by an arbitrator or by a court holding the Shareholders liable to the Indemnified Party under the terms and conditions of the Merger Agreement, the Escrow Agent shall immediately sell a sufficient amount of the stock deposited in the Escrow Account to pay such claim and shall disperse to the Indemnified Party an amount equal to the lesser of (i) the balance of the Escrow Account and any proceeds thereof, or (ii) the amount of such judgment plus
       (a) interest thereon accrued at a rate of 18% per annum from the date of the Indemnified Party's initial claim plus (b) the Indemnified Party's costs and expenses in connection with such claim, including reasonable attorneys' fees;

       c. Written Agreement. As instructed in a writing signed by Navarre and the Shareholders;

       d. Expiration of Indemnification Period. At any time after the period ending twenty-six (26) months after the date of this Agreement (the "Indemnification Period"), the remaining balance of the Escrow Account, and any interest earned thereon, shall be disbursed to the Shareholders on a pro rata basis in accordance with the percentages set forth on
       Schedule 1 attached hereto provided that if there are claims, (i) notice of which was received by the Escrow Agent in accordance with Section 2 prior to the end of such period, and (ii) which have not been resolved as described in Sections 3(a), 3(b), or 3(c), Escrow Agent shall retain stock equal to 150% of the remaining disputed claims and shall disburse the balance of the stock, if any, to the Shareholders. The remaining stock shall be held by Escrow Agent until such times as the remaining disputed claims are resolved by settlement or court order and shall disburse said stock in accordance with any such settlement or court order. If distribution of the shares to the Shareholders in accordance with Schedule 1 would otherwise result in distribution of a fractional share, the Escrow Agent shall round the fractional share to the nearest whole share.

4. ESCROW FUND CLAIM AND DISBURSEMENT PROCEDURES.

       a. Initiation of Indemnification Claim Procedure. In the event the Indemnified Party proposes to make any claim, it shall deliver a certificate signed by an officer of the Indemnified Party ("Officer's Certificate") to the Escrow Agent within forty-five (45) days after the Indemnified Party first becomes aware of any claim. The Officer's Certificate shall specify in reasonable detail each individual item included in the amount of such claim, the date such item was incurred, paid or properly accrued and the nature of the misrepresentation, breach of warranty, agreement or third-party claim to which each such item is related.

       b. Shareholder's Objection. The Shareholders, through their Representative, shall have forty-five (45) days after receipt of any Officer's Certificate in which to object in writing to the claim or claims made by the Indemnified Party in the Officer's Certificate, which written objection (the "Objection Notice") shall state, in reasonable detail, the basis for the Shareholders' objection. In the event the Escrow Agent does not receive the Objection Notice within such forty-five
       (45) day period, the Escrow Agent shall make distributions to the Indemnified Party in accordance with Section 3 of this Agreement. However, no such distribution shall be made with respect to those matters specified in the Objection Notice delivered within such forty-five (45) day period. A duplicate copy of the Objection Notice shall be delivered to the Indemnified Party at the same time it is delivered to the Escrow Agent.

       c. Negotiated Settlement of Claims. In the event that the Shareholders do deliver an Objection Notice with respect to any claim or claims made in any Officer's Certificate, the Shareholders, through their Representative and the Indemnified Party shall, within the forty-five (45) day period beginning as of the date of the receipt by the Indemnified Party of the Objection Notice, attempt in good faith to agree upon the proper resolutions of each of such claims. If the parties should so agree, a memorandum setting forth such agreement (the "Memorandum of Agreement") shall be prepared and signed by both the Indemnified Party and the Representative and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such Memorandum of Agreement to make distributions from the Escrow Fund in accordance with the terms of such Memorandum of Agreement and Section 3 of this Agreement.

       d. Arbitration. If no agreement can be reached after good faith negotiation within the forty-five (45) day period specified above or such extended period as the Indemnified Party and the Shareholders, through their Representative, shall mutually agree upon in writing, the matter shall be submitted to binding arbitration at the request of any party in accordance with the rules and procedures of the American Arbitration Association

       ("AAA"). Unless otherwise agreed to by the Indemnified Party and the Representative, any such arbitration shall be held in Minneapolis, Minnesota before a single arbitrator mutually acceptable to both the Indemnified Party and the Representative. In the event that the Indemnified Party and the Representative are unable to agree on a single arbitrator within thirty (30) days after initiation of the arbitration, a panel of three (3) arbitrators shall be selected in accordance with the procedures of the AAA. The decision of the arbitrator as to the validity and amount of any claim shall be conclusive and binding upon the Indemnified Party and the Shareholders. The Escrow Agent shall be entitled to act in accordance with such decision and make distributions out of the Escrow Fund in accordance therewith and with Section 3. Any arbitrator's decision may be used as a basis for entry of judgment in any jurisdiction. Each party shall pay its own costs and expenses incurred in connection with such arbitration proceedings and each party shall pay fifty percent (50%) of the fees of the arbitrator and the American Arbitration Association; provided, however, that if either party is successful in such arbitration proceeding in any amount equal to eighty percent (80%) or more of the amount in dispute (i.e., the Indemnified Party is successful if awarded eighty percent (80%) or more of its claims, and the Shareholders are successful if the Indemnified Party is awarded less than twenty percent (20%) of its claims), the other party shall be responsible for paying all of the costs of the proceeding, including the costs and expenses (including reasonable attorneys' fees and travel expenses) of the prevailing party.

5. LIMITATIONS ON LIABILITY OF ESCROW AGENT.

       a. The duties and obligations of Escrow Agent shall be determined solely by the provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall be under no obligation to refer to the Merger Agreement or any other documents between or among the parties related in any way to this Agreement, except as specifically provided herein.

       b. Escrow Agent shall not be liable to anyone for any damages, losses or expenses for any act done or step taken or omitted by Escrow Agent in good faith, provided, however, that Escrow Agent shall be liable for damages, losses and expenses arising out of its willful default, gross negligence or bad faith under this Agreement.

       c. Escrow Agent shall be entitled to rely upon, and shall be protected in acting in reasonable reliance upon, any writing furnished to Escrow Agent by any party in accordance with the terms hereof, which the Escrow Agent believes in good faith to be genuine and valid and to have been signed by the proper party or parties.

       d. Escrow Agent may obtain advice of its counsel with respect to any questions relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on such advice of such counsel.

       e. In the event a dispute arises between the parties to this Agreement regarding the interpretation, operation or enforcement of the terms and conditions of this Agreement, the Escrow Agent shall refuse to comply with the claims or demands of any party until such disagreement is finally resolved by mutual agreement of the parties or by a court of competent jurisdiction (including expiration of all available appeal remedies), and, in so doing, Escrow Agent shall not be or become liable to any party. In addition, Escrow Agent may, but shall not be required, to file an action of interpleader to resolve such disagreement. Navarre, NRC and the Shareholders jointly and severally agree to indemnify Escrow Agent against all legal fees, costs and other expenses incurred by Escrow Agent in connection with or as a result of any dispute among or between the parties hereto or the performance by Escrow Agent of its duties hereunder. Navarre and the Shareholders shall each pay one-half of any expenses incurred by Escrow Agent pursuant to this Section 5(e).

       f. Any action claimed to be required to be taken by Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement of Navarre, NRC, the Representative and Escrow Agent.

       g. The Escrow Agent shall be entitled to a fee described on Schedule A hereto, which amount, plus all reasonable expenses of the Escrow Agent, shall be invoiced to and payable one-half by Navarre and one-half by the Shareholders.

6. RESIGNATION OF ESCROW AGENT. If Escrow Agent desires to resign as Escrow Agent, it shall provide thirty (30) days written notice (a "Resignation Notice") of its intention to so resign to Navarre and to the Representative. Notwithstanding the foregoing, if following the resignation of Escrow Agent there would be no replacement escrow agent hereunder, Navarre shall appoint a successor mutually acceptable to Navarre and the Representative or shall turn over the Escrow Account to a court of competent jurisdiction in the State of Minnesota.

7. AMENDMENTS. No modification or amendment to this Agreement, or waiver of compliance with any provision or condition hereof shall be valid unless reduced to writing and signed by all of the parties hereto.

8. EFFECT OF THIS ESCROW AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. The paragraph headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to is conflicts of laws principles, and the state and federal courts of Minnesota shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

9. APPOINTMENT OF SHAREHOLDER REPRESENTATIVE. The Shareholders hereby acknowledge and agree that Robert Griggs has been named as the duly appointed representative of the Shareholders; any action taken by the Representative in accordance with the terms of this Agreement shall be taken on behalf of each Shareholder as if such Shareholder were acting for his or her own benefit.

10. NOTICES. Any notice, report, demand, waiver, or protest required, permitted or contemplated hereunder shall be in writing and shall be personally delivered or mailed, postage prepaid, certified or registered mail, or delivered by a nationally recognized express courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time):

     To the Shareholders to their appointed Representative:

          Robert Griggs
          1617 High Point Curve
          Burnsville, MN  55337

     To Navarre and/or NRC:

          Navarre Corporation
          7400 49th Avenue North
          New Hope, MN  55428
          Attention: President

     with a copy to:

          Winthrop & Weinstine, P.A.
          3000 Dain Bosworth Plaza
          60 South Sixth Street
          Minneapolis, MN 55402
          Attention:  Scott J. Dongoske, Esq.

     To NRC:

          Net Radio Corporation
          Riverplace Exposition Hall
          Suite 149
          43 Main Street S.E.
          Minneapolis, MN  55414
          Attention:  President

     with a copy to:

          Winthrop & Weinstine, P.A.
          3000 Dain Bosworth Plaza
          60 South Sixth Street
          Minneapolis, MN 55402
          Attention:  Scott J. Dongoske, Esq.

     To Escrow Agent:

          Norwest Bank Minnesota, National Association
          Sixth and Marquette
          Minneapolis, Minnesota  55479-0069
          Attention:  Jane Schweiger
          Facsimile:  (612) 667-9825

and shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of receipt if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iii) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.


11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NAVARRE:

NAVARRE CORPORATION

By: /s/ (illegible)
    ----------------------------
   Its: President
        ------------------------

NRC:

NET RADIO CORPORATION, a Minnesota
corporation

By: /s/ (illegible)
    ----------------------------
   Its: President
        ------------------------

ESCROW AGENT:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

By: /s/ Jane Schweiger
    ----------------------------
   Its: Corporate Trust Officer
        ------------------------

By:
    ----------------------------
   Its:
        ------------------------

SHAREHOLDERS:

/s/ Terrence K. Mahoney                  /s/ Robert Griggs
--------------------------------         -------------------------------
Terrence K. Mahoney                      Robert Griggs


--------------------------------         -------------------------------
Scott Bourne                             Scot Combs


--------------------------------         -------------------------------
Douglas Lennick                          Pablo Nyarady


--------------------------------         -------------------------------
Patrick Mahoney                          Deborah Hopp


--------------------------------         -------------------------------
Carl Halverson                           Thomas Mandt

/s/ Mark Hempel
--------------------------------         -------------------------------
Mark Hempel                              Ron Buck

/s/ Justine Hannine                      /s/ George F. Burr
--------------------------------         -------------------------------
Justine Hannine                          George Burr

/s/ David Witzig
--------------------------------         -------------------------------
David Witzig                             Toni Dillon

/s/ Karen Hickey
--------------------------------         -------------------------------
Karen Hickey                             Eleanor Downey

                                         /s/ Paul Eifert
--------------------------------         -------------------------------
John Daly                                Paul Eifert


--------------------------------         -------------------------------
Nathan Wright                            Tony Verkinnes

                                         /s/ Alan Searle
--------------------------------         -------------------------------
Tom Harold                               Alan Searle

                                         /s/ Mark Bauer
--------------------------------         -------------------------------
Steve Peterson                           Mark Bauer

                                         /s/ Jon Clark
--------------------------------         -------------------------------
John Michaels                            Jon Clark

                                         /s/ Jan Andersen
--------------------------------         -------------------------------
Ameet Medi-Ratta                         Jan Andersen

/s/ Bart Davis
--------------------------------         -------------------------------
Bart Davis                               Connie Martin

/s/ Steve Lorbach                        /s/ Bill Creswall
--------------------------------         -------------------------------
Steve Lorbach                            Bill Creswall

/s/ Johanna Hope                         /s/ Margaret Hart
--------------------------------         -------------------------------
Johanna Hope                             Margaret Hart

/s/ Lee Jackson
--------------------------------         -------------------------------
Lee Jackson                              Paul Downey



Internet Marketing Group, Ltd.

By:
    ----------------------------
   Its
       -------------------------